Exhibit 21.     Subsidiaries of the Registrant


                                                    Percentage of Voting
Subsidiary                Place Organized             Securities Owned
-------------------       ---------------           --------------------

Helix Securities
Corporation               Massachusetts             Wholly owned

CTI-Cryogenics, Inc.      Barbados                  Wholly owned

CTI-Cryogenics Ltd.       England                   Wholly owned

CTI-Cryogenics SA         France                    Wholly owned

CTI-Cryogenics GmbH       Germany                   Wholly owned